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                                                                     EXHIBIT 4.2

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                          CARRIER ACCESS CORPORATION

                             AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT

                              SEPTEMBER 16, 1997

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                               TABLE OF CONTENTS


                                                                          PAGE

1.   DEFINITIONS..........................................................  1

2.   RESTRICTIONS ON TRANSFER.............................................  2

     2.1  Restrictions on Transfer........................................  2

     2.2  "Market Stand Off" Agreement....................................  4

3.   REGISTRATION.........................................................  4

     3.1  Demand Registration.............................................  4

     3.2  Piggyback Registrations.........................................  6

     3.3  Form S-3 Registration...........................................  6

     3.4  Registration Expenses...........................................  7

     3.5  Obligations of the Company......................................  8

     3.6  Termination of Registration Rights..............................  8

     3.7  Furnish Information.............................................  9

     3.8  Delay of Registration...........................................  9

     3.9  Assignment of Registration Rights...............................  9

     3.10  Amendment of Registration Rights...............................  9

     3.11  Limitation on Subsequent Registration Rights...................  9

     3.12  Indemnification................................................  9

4.   COVENANTS OF THE COMPANY............................................. 12

     4.1  Basic Financial Information and Reporting....................... 12

     4.2  Inspection Rights............................................... 12

     4.3  Confidentiality of Records...................................... 13

     4.4  Reservation of Common Stock..................................... 13

     4.5  SEC Compliance.................................................. 13

     4.6  Stock Vesting................................................... 13

     4.7  Prompt Payment of Taxes, Etc.................................... 13

     4.8  Maintenance of Properties and Lease............................. 14

     4.9  Insurance....................................................... 14

     4.10  Independent Accountants........................................ 14


                                      i.
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                               Table Of Contents
                                  (CONTINUED)

                                                                          PAGE

     4.11  Compliance with Laws........................................... 14

     4.12  Maintenance of Corporate Existence, Etc........................ 14

     4.13  Termination of Covenants....................................... 15

5.   RIGHTS OF FIRST REFUSAL.............................................. 15

     5.1  Subsequent Offerings............................................ 15

     5.2  Exercise of Rights.............................................. 15

     5.3  Issuance of Equity Securities to Other Persons.................. 15

     5.4  Termination of Rights of First Refusal.......................... 16

     5.5  Transfer of Rights of First Refusal............................. 16

     5.6  Excluded Securities............................................. 16

6.   MISCELLANEOUS........................................................ 17

     6.1  Governing Law................................................... 17

     6.2  Successors and Assigns.......................................... 17

     6.3  Severability.................................................... 17

     6.4  Amendment and Waiver............................................ 17

     6.5  Notices, etc.................................................... 17

     6.6  Attorneys' Fees................................................. 17

     6.7  Titles and Subtitles............................................ 18

     6.8  Complete Agreement.............................................. 18

     6.9  Counterparts.................................................... 18



                                      ii.
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                          CARRIER ACCESS CORPORATION

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


     THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 16th day of September, 1997, by and among CARRIER ACCESS CORPORATION, a Colorado corporation (the "Company"), and the purchasers of the Company's Series A Preferred Stock (the "Series A Stock") and Series B Preferred Stock ("Series B Stock") set forth on Exhibit A hereto (referred to hereinafter as the "Investors" and each individually as an "Investor").

     WHEREAS, pursuant to Section 6.4 of the Amended and Restated Investor Rights Agreement between the Company and certain purchasers of the Company's Series A Stock dated July 11, 1996 (the "Prior Agreement"), the Prior Agreement may be amended with the written consent of the Holders of a majority of the Registrable Securities (as defined therein); and

     WHEREAS, this Agreement has been executed and consented to by the Holders of a majority of the Registrable Securities under the Prior Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree to amend and restate the Prior Agreement as follows:

1.   DEFINITIONS

     1.1 "COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of the Company.

     1.2 "EQUITY SECURITIES" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or
(iv) any such warrant or right.

     1.3 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     1.4 "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other document filed by the Company with the SEC.

     1.5 "HOLDER" means any Investor owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.9 hereof.



                                      1.
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     1.6  "INITIAL OFFERING" shall mean the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

     1.7 "PREFERRED STOCK" shall mean the Preferred Stock, $0.10 par value per share, of the Company.

     1.8 The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     1.9 The term "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series A Stock and Series B Stock and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement with respect to such registration rights are not assigned.

     1.10 "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

     1.11 "RULE 144" shall mean Rule 144 of the rules and regulations promulgated under the Securities Act.

     1.12 "SEC" or "COMMISSION" means the Securities and Exchange Commission.

     1.13 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

2.   RESTRICTIONS ON TRANSFER

     2.1  RESTRICTIONS ON TRANSFER.

          (A) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.1, provided and to the extent such Section is then applicable and:
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               (I)    There is then in effect a registration statement under the
Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (II) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

               (III) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with membership interest,
(D) by a trust to its beneficiaries in accordance with their interests in the trust or (E) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (B) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

     First Legend:
     ------------

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     Second Legend:
     -------------

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT DATED SEPTEMBER 16, 1997, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER.



                                      3.
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          (C)  The Company shall reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (D) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 "MARKET STAND OFF" AGREEMENT. Each Holder hereby agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (A) Such agreement shall be applicable only to the Company's Initial Offering;

and

          (B) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

3.   REGISTRATION

     3.1  DEMAND REGISTRATION.

          (A) Subject to the conditions of this Section 3.1, if the Company shall receive a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (the "Initiating Holders") that the Company effect a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. The Company shall use its best efforts to keep such registration current for a period of six (6) months following the effectiveness of such registration statement.

          (B) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). In such event, the right of any



                                      4.
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Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (C) The Company shall not be required to effect a registration pursuant to this Section 3.1:

               (I) prior to the third anniversary of the date of this Agreement, provided that this restriction shall not apply if the Company has effected an Initial Offering; or

               (II) after the Company has filed two (2) registration statements pursuant to this Section 3.1, and either: (A) such registrations have been declared or ordered effective; or (B) the Initiating Holders do not pay or reimburse the Company for the fees and expenses incurred in connection with the registration and the request for such registration has been subsequently withdrawn by the Initiating Holders, unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request; or

               (III) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

               (IV) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.1(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

               (V) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders;


                                      5.

provided that the right to delay a request under either this Section or Section 3.3(b)(iii) shall be exercised by the Company, in aggregate, not more than once.

          3.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     If the registration statement under which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, to the Company,
(ii) second to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders, and (iii) third, to any shareholder of the Company (other than a Holder) on a pro rata basis. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by the Holders without the written consent of Holders of a majority of the Registrable Securities proposed to be sold in the offering.

          3.3 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-
3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:



                                      6.
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          (A)  promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (B) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.3:

               (I) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (II) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, or

               (III) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder or Holders under this Section 3.3; provided, that the right to delay a request under either this Section or Section 3.1(c)(v) shall be exercised by the Company, in aggregate, not more than once, or

               (IV) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (C) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     3.4 REGISTRATION EXPENSES. The Company shall bear all fees and expenses incurred in connection with any registration under this Agreement, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders, except that each participating Holder shall bear its proportionate share of all amounts payable to underwriters in connection with such offering for discounts and commissions. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 3.1 or 3.3, the request of which has been subsequently withdrawn by



                                      7.

the Initiating Holders unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request.

     3.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

          (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (F) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing;



                                      8.

          (G) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

          (H) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the company which will satisfy the provisions of Section 11(a) of the Securities Act;

          (I) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Section 3.

     3.6 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to this
Section 3 shall terminate when (i) all Registrable Securities beneficially owned by such Holder may be sold in a three-month period under Rule 144(k), and (ii) the Company's Common Stock is listed on a national securities exchange or traded in The Nasdaq Stock Market; provided, however, that the provisions of this
Section 3.6 shall not apply to any Holder of Registrable Securities representing more than five percent (5%) of the Company's then-outstanding Common Stock.

     3.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     3.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

     3.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner, retired partner or trust beneficiaries of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     3.10 AMENDMENT OR WAIVER OF REGISTRATION RIGHTS. Any provision of Section 3 of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 3.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. The holders of the Series A Stock consent to the amendment and restatement of the Prior Agreement and the grant of registration rights under this Agreement to the holders of the Series B Stock. After the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.



                                      9.

     3.12 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.1, 3.2 or 3.3:

          (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.12(b) exceed the net proceeds from the offering received by such Holder.

          (C)  Promptly after receipt by an indemnified party under this Section
3.12 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or reasonably likely differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.12, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 3.12. The indemnifying party in any action shall have the right to settle such action on terms determined by the indemnifying party; provided that such settlement has no material adverse financial or business impact on the indemnified party.

          (D) If the indemnification provided for in this Section 3.12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          (E)  The obligations of the Company and Holders under this Section
3.12 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


                                      10.

4.   COVENANTS OF THE COMPANY

     4.1  BASIC FINANCIAL INFORMATION AND REPORTING.

          (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company will furnish each holder of 100,000 shares or greater of Registrable Securities an audited consolidated balance sheet of the Company, as at the end of such fiscal year, an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors and shall be certified by the chief financial officer of the Company.

          (C) The Company will furnish each holder of 100,000 shares or greater of Registrable Securities, as soon as practicable after the end of the first, second, third and fourth quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company as of the end of each such quarterly period, an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, certified by the chief financial officer of the Company and prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     4.2 INSPECTION RIGHTS. Each holder of 100,000 shares or greater if Registrable Securities, and its authorized representative, shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be


                                      11.

obligated under this Section 4.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     4.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives uses, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor (or any financial advisor or legal counsel thereto) for the purpose of evaluating its investment in the Company as long as such party is advised of the confidentiality provisions of this Section 4.3.

     4.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock and Series B Stock, all Common Stock issuable from time to time upon such conversion.

     4.5 SEC COMPLIANCE. During any time that the Company is subject to the reporting requirements of the Exchange Act, the Company shall timely file all required reports pursuant to the Exchange Act. Additionally, the Company shall make available to Investors the information contemplated by Rule 144A. At such time that any stock held by an Investor is eligible for transfer pursuant to Rule 144(k), the Company shall, upon the request of such Investor, remove any restrictive legend from the applicable stock certificate at no cost to such Investor.

     4.6 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued to employees, directors, consultants and other service providers pursuant to the Company's 1995 Stock Option Plan shall be subject to vesting that is no less favorable to the Company than the following: (i) for employees, consultants and other service providers
(A) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (B) seventy-five (75%) of such stock shall vest monthly or quarterly, at the discretion of the Company, over the remaining three (3) years, and (ii) for non-employee directors one hundred percent (100%) of such stock shall vest quarterly over three (3) years. With respect to any shares of stock purchased by any such person, the option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person and shall have the option to purchase at the then fair market price any vested shares of stock held by such person.

     4.7 PROMPT PAYMENT OF TAXES, ETC. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate



                                      12.

proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, in conformance with customary trade terms, all other obligations incident to the operations of the Company.

     4.8 MAINTENANCE OF PROPERTIES AND LEASES. The Company will keep its properties and those of its subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of the occupies property if the breach of such provisions might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

     4.9 INSURANCE. The Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     4.10 INDEPENDENT ACCOUNTANTS. The Company will retain a "Big Six" national accounting firm as its independent public accountants who shall certify the Company's financial statements at the end of each fiscal year and shall review or prepare the Company's income tax returns at the end of each fiscal year for 1996 and thereafter. In the event the services of the independent public accountants so selected are terminated, the Company will promptly thereafter notify the Investors or their authorized transferees under this Agreement, as applicable, and will request the firm of independent public accountants whose services are terminated to deliver to the Investors or their authorized transferees, as applicable, a letter from such firm setting forth the reasons for the termination of services. In the event of such termination, the Company will promptly thereafter engage another "Big Six" national accounting firm as it independent public accountants. In its notice to the Investors the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

     4.11 COMPLIANCE WITH LAWS. The Company and all its subsidiaries shall duly observe and conform to all applicable laws and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     4.12 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, tradenames or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its businesses.



                                      13.

     4.13  TERMINATION OF COVENANTS.  All covenants of the Company contained in
Section 4, with the exception of those set forth in Sections 4.4 and 4.5, shall expire and terminate as to each Investor upon the Company's consummation of the Company's Initial Offering.

     4.14 AFFILIATED TRANSACTIONS. Except as permitted in this Agreement, all transactions by and between the Company and any officer, key employee, stockholder or partner of the Company, or persons controlled by or affiliated with such officer, key employee, stockholder or partner, shall be conducted on an arm's-length basis and shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons. Except as permitted by this Agreement, all transactions by and between the Company and Roger Koenig, Nancy Pierce and any sibling or lineal descendent or ancestor of any of them shall be approved in advance by the Board of Directors (including a majority of the Investors' Nominees) after full disclosure of the terms thereof, for which purpose the interested party, if a Director, and any affiliate of the interested party who is a Director shall not be entitled to vote. Each Management Director shall recuse himself or herself from voting on any transaction in which another Management Director is an interested party.

5.   RIGHTS OF FIRST REFUSAL.

     5.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5.6 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise of any outstanding warrants or options for Common Stock or Preferred Stock) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise of any outstanding warrants or options for Common Stock or Preferred Stock) immediately prior to the issuance of the Equity Securities.

     5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws as a result of such offer or sale.

     5.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to
Section 5.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.



                                      14.

     5.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 5 shall not apply to, and shall terminate upon the Company's consummation of its Initial Offering.

     5.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Section 5 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 3.9.

     5.6  EXCLUDED SECURITIES.  The rights of first refusal established by this
Section 5 shall have no application to any of the following Equity Securities:

          (A) shares of Common Stock (and/or Common Stock options, warrants or other Common Stock purchase rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (B) any Equity Securities issued pursuant to any rights or agreements outstanding as of the date of this Agreement, including without limitation, convertible securities, options and warrants; and any Equity Securities issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (C) any Equity Securities that are issued pursuant to its Initial Offering;

          (D) any Equity Securities issued to persons who are non-affiliates of the Company for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (E) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (F) shares of Common Stock issued upon conversion of the Preferred Stock; or

          (G) issuances of Equity Securities to non-affiliates of the Company in connection with equipment lease financing arrangements approved by the Board of Directors.

6.   MISCELLANEOUS

     6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.




                                      15.

     6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     6.3 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.4  AMENDMENT AND WAIVER.

          (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of a majority of the Registrable Securities.

          (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of a majority of the Registrable Securities.

     6.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, and, if to an address outside the United States of America, by telex or facsimile transmitted substantially concurrently with the mailing of such written notice, addressed:
(a) if to a Holder, at such Holder's address as set forth on the Company's records, or at such other address as such Holder shall have furnished to the Company in writing or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders in writing.

     6.6 ATTORNEYS' FEES.' If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any rights of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.8 EFFECT ON PRIOR AGREEMENT; COMPLETE AGREEMENT. The parties to the Prior Agreement agree that the Prior Agreement and the Investor Rights Agreement between the Company and certain purchasers of the Company's Series A Stock dated as of June 19, 1996 are superseded by this Agreement and are no longer of any force or effect. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof and; is not intended to confer upon any person any rights or remedies hereunder or with respect to the subject matter hereof except as specifically provided.

6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                                      16.

     In Witness Whereof, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                  INVESTORS:

CARRIER ACCESS CORPORATION                MENLO VENTURES VII, L.P.


By: /s/ Roger L. Koenig                   By: /s/
   -------------------------                 -------------------------
   Roger L. Koenig
   Chief Executive Officer                Title:______________________

Address:  5395 Pearl Parkway
          Boulder, CO 80301               MENLO ENTREPRENEURS VII, L.P.


                                          By: /s/
                                             -------------------------
                                          Title:______________________


                                          NEEDHAM CAPITAL PARTNERS, L.P.


                                          By: /s/
                                             -------------------------

                                          Title:______________________


                                          NEEDHAM CAPITAL SBIC, L.P.


                                          By: /s/
                                             -------------------------

                                          Title:______________________


                                          NEEDHAM EMERGING GROWTH
                                            PARTNERS, L.P.


                                          By: /s/
                                             -------------------------

                                          Title:______________________



                          INVESTORS RIGHTS AGREEMENT

                                    GALLEON OMNI FUND, LTD.


                                    By: /s/
                                       -------------------------
                                    Title:______________________


                                    THE ROSER PARTNERSHIP II, L.P.

                                    By:   Roser Ventures LLC,
                                          Its General Partner

                                    By: /s/ Christopher W. Roser
                                       -------------------------
                                       Christopher W. Roser,
                                       Managing Member


                                    JOHN PAPPAJOHN

                                    /s/ John Pappajohn
                                    ----------------------------
                                    John Pappajohn


                                    THE K&M TRUST


                                    By: /s/
                                       -------------------------
                                    Title:______________________


                                    JOHN J. MCMANUS

                                     /s/ John J. McManus
                                    ----------------------------
                                    John J. McManus


                                    GNANALINGAM ARJAVALINGAM

                                    /s/ Gnanalingam Arjavalingam
                                    ----------------------------
                                    Gnanalingam Arjavalingam


                          INVESTORS RIGHTS AGREEMENT

                                    CHAD W. KECK

                                     /s/ Chad W. Keck
                                    ----------------------------
                                    Chad W. Keck


                                    JOHN M. GUARINO

                                     /s/ John M. Guarino
                                    ----------------------------
                                    John M. Guarino


                                    GARY S. ROSENBACH

                                     /s/ Gary S. Rosenbach
                                    ----------------------------
                                    Gary S. Rosenbach


                                    KRISHEN K. SUD

                                     /s/ Krishen K. Sud
                                    ----------------------------
                                    Krishen K. Sud


                                    ROBERT R. MAXFIELD, TRUSTEE
                                     UA DTD 12/14/87

                                     /s/ Robert R. Maxfield
                                    ----------------------------
                                    Robert R. Maxfield, Trustee


                                    SHRICHAND B. DODANI

                                     /s/ Schrichand B. Dodani
                                    ----------------------------
                                    Schrichand B. Dodani


                          INVESTORS RIGHTS AGREEMENT

                                    M. ALEX MENDEZ

                                     /s/ M. Alex Mendez
                                    ----------------------------
                                    M. Alex Mendez


                                    RYAL R. POPPA

                                     /s/ Ryal R. Poppa
                                    ----------------------------
                                    Ryal R. Poppa


                                    JOSEPH A. GRAZIANO

                                     /s/ Joseph A. Graziano
                                    ----------------------------
                                    Joseph A. Graziano


                                    DANIEL L. EILERS

                                     /s/ Daniel L. Eilers
                                    ----------------------------
                                    Daniel L. Eilers


                                    O.S. VENTURES, L.P.


                                    By: /s/
                                       -------------------------
                                    Title:______________________


                                    ROGER L. KOENIG

                                     /s/ Roger L. Koenig
                                    ----------------------------
                                    Roger L. Koenig




                          INVESTORS RIGHTS AGREEMENT

                                    NANCY PIERCE

                                     /s/ Nancy Pierce
                                    ----------------------------
                                    Nancy Pierce




                          INVESTORS RIGHTS AGREEMENT

                                    NEW ENTERPRISE ASSOCIATES VII, L.P.

                                    By:  NEA Partners VII, L.P.
                                         Its General Partner



                                    By: /s/
                                       -------------------------
                                        General Partner


                                    NEA PRESIDENTS FUND, L.P.

                                    By:  NEA Partners, L.P.
                                         Its General Partner



                                    By: /s/
                                       -------------------------
                                        General Partner


                                    NEA VENTURES 1997, L.P.



                                    By: /s/
                                       -------------------------
                                         Vice President


                                    ROBERT CONEYBEER


                                     /s/ Robert Coneybeer
                                    ----------------------------
                                    Robert Coneybeer




                          INVESTORS RIGHTS AGREEMENT

                                   EXHIBIT A

                          CARRIER ACCESS CORPORATION
                           INVESTOR RIGHTS AGREEMENT

                            SCHEDULE OF PURCHASERS


                                         SHARES OF SERIES A   SHARES OF SERIES B
NAME:                                     PREFERRED STOCK       PREFERRED STOCK
--------------------------------------   ------------------   ------------------
Menlo Ventures VII, L.P.                                            1,002,004
Menlo Entrepreneurs Fund VII, L.P.                                     45,090
New Enterprise Associates VII, L.P.                                 1,002,004
NEA Presidents Fund, L.P.                                              10,020
NEA Ventures 1997, L.P.                                                 1,002
Needham Capital Partners, L.P.                 34,965                 160,321
Needham Capital SBIC, L.P.                    244,755
Needham Emerging Growth Partners, L.P.        244,755                 160,321
Galleon Omni Fund, Ltd.                        34,965                   9,240
The Roser Partnership II, L.P.                 52,448                  13,861
Mr. John Pappajohn                             34,965                   9,240
The K&M Trust                                   8,750                  10,000
Mr. John J. McManus                             8,741
Mr. Gnanalingam Arjavalingam                    8,741                   2,310
Mr. Chad W. Keck                                8,741                   2,310
Mr. John M. Guarino                             3,496
Mr. Gary S. Rosenbach                          13,986                   3,696
Mr. Krishen K. Sud                              8,741                   2,310
Robert R. Maxfield, Trustee                    34,965
  UA DTD 12/14/87
Mr. Shrichand B. Dodani                        17,483
Mr. M. Alex Mendez                             34,965                   9,240
Mr. Ryal R. Poppa                             104,895                  27,721
Mr. Joseph A. Graziano                         61,189                  16,171
Mr. Daniel L. Eilers                           26,224                   6,930
O-S Ventures                                   87,413                  23,101
Mr. Roger L. Koenig                            67,839
Ms. Nancy Pierce                               67,839
Robert Coneybeer                                                        1,002